UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2023

APPSOFT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-206764	47-3427919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Franklin Avenue, Suite 325, Garden City, NY	11530
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 224-7717

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item. 8.01 Other Events

On April 14, 2023, AppSoft Technologies, Inc. (the “Company”) filed a current report on Form 8-K with the U.S. Securities and Exchange Commission to report that management and the board of directors concluded that the Company’s previously issued audited financial statements as of and for the year ended December 31, 2021 (the “2021 Financial Statements”), which were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which was originally filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2022, should no longer be relied upon due to material misstatements. After further review of the data underlying the 2021 Financial Statements in anticipation of filing the 2022 annual report on Form 10-K, management and the board of directors of the Company are withdrawing their prior assessment of the 2021 Financial Statements and have concluded that the 2021 Financial Statements fairly present presented the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States in all material respects.

Accordingly, management and the board of directors of the Company believe that the 2021 Financial Statements may be relied upon.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

104	Cover Page Interactive Data (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPSOFT TECHNOLOGIES, INC.

Date: April 17, 2023	By:	/s/ Brian Kupchik.
Brian Kupchik, President

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